Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the use of our reports (and all references to our Firm) included in or made a part of this Registration Statement.



                                                         /s/  ARTHUR ANDERSEN
                                                         ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
December 22, 1998